Exhibit 99.1

Super League Completes Series of Transactions to Secure Capital and Strengthen Balance Sheet

~ Financing Secured via $4.5 Million Convertible Note Priced at a Premium to Market, Reflecting Investor Confidence in Future Growth~

~ Debt to Equity Conversions Reduce 2025 Debt Service Obligations by ~90%, Clearing the Path for Stronger Financial Performance ~

Santa Monica, CA, July 14, 2025 -- Super League Enterprise, Inc. (Nasdaq: SLE) (the “Company”), a leader in engaging audiences through playable media, content, and experiences within mobile games and the world’s largest immersive platforms, today announced a set of strategic transactions that bolster the Company’s balance sheet and reduce its remaining 2025 debt burden by approximately 90%. Having recently regained compliance with the Nasdaq minimum bid requirement, the transactions represent another significant step on Super League’s path towards achieving sustained profitability and growth.

New capital is being provided in the form of a $4.5 million Convertible Note, convertible into shares of Super League’s common stock (the “Common Stock”) at the option of the Purchaser. The conversion price for the Convertible Note is $6.815 per share of the Common Stock, which represents a premium of 30% above the Nasdaq Minimum Price (under Rule 5635(d)) applicable to Super League’s Common Stock as determined on July 9, 2025.

Super League has further secured a $20 million equity line of credit (ELOC), providing the Company with a flexible source of capital to support future growth opportunities, subject to customary market conditions.

Additionally, as part of completing the financing, the Company successfully converted former high-interest debt facilities into equity securities, also at a premium to the Nasdaq Minimum price (under Rule 5635(d)) on the date of conversion. The debt conversions to equity securities have reduced the remaining debt service obligations for fiscal 2025 from approximately $5.7 million to $600,000, ensuring the new capital can be deployed towards business operations and growth.

Matt Edelman, President and CEO of Super League Enterprise, stated that “The company is much stronger today than a week ago thanks to the support of investors and creditors who believe in our future." Edelman added, “Recent transactions have resulted in a more flexible capital structure and an improved balance sheet, making it possible for the company to pursue a broader range of strategic opportunities. Further, these financial moves provide the "fuel" needed after cost reductions in Q1 and Q2, supporting the company’s goal of achieving EBITDA positivity in Q4 of this year.”

Aegis Capital Corp. acted as exclusive placement agent for the financing. Disclosure Law Group, a Professional Corporation acted as counsel to the Company. Kaufman & Canoles, P.C. acted as counsel to Aegis Capital Corp.

For additional information regarding the transaction see the Current Report on Form 8-K filed today with the Securities and Exchange Commission available on the Company website at https://ir.superleague.com/sec-filings.

About Super League

Super League (Nasdaq: SLE) is redefining how brands connect with consumers through the power of playable media. The Company provides global brands with ads, content, and experiences that are not only seen – they are played, felt, and remembered - within mobile games and the world’s largest immersive gaming platforms. Powered by proprietary technology, an award-winning development studio, and a vast network of native creators, Super League is a one-of-a-kind partner for brands looking to stand out in culture, spark loyalty, and drive meaningful impact. In a world where attention is earned, Super League makes brands relevant - by making them playable. For more information, visit superleague.com.

Forward-Looking Statements

The foregoing material may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. Forward-looking statements include all statements that do not relate solely to historical or current facts, including without limitation statements regarding the Company’s product development and business prospects, and can be identified by the use of words such as “may,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “potential,” “should,” “continue” or the negative versions of those words or other comparable words. Forward-looking statements are not guarantees of future actions or performance. These forward-looking statements are based on information currently available to the Company and its current plans or expectations and are subject to a number of risks and uncertainties that could significantly affect current plans. These risks and uncertainties include, without limitation, risks and uncertainties related to the future price of our Common Stock, the Company’s ability to adequately deploy the funds received in the financings; the impacts of the debt conversions on the Company’s balance sheet;; market conditions; the Company’s ability to maintain adequate liquidity and financing sources; various risks related to the Company’s business operations; and other risks and uncertainties, including those described within the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, and the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025. There can be no assurance that the Company will be able to maintain compliance with the NCM’s continued listing standards. Should one or more of these risks or uncertainties materialize, or the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended, or planned. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, performance, or achievements. Except as required by applicable law, including the security laws of the United States, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results.

Super League Investor Relations Contact:

Shannon Devine / Mark Schwalenberg

MZ North America

Main: 203-741-8811

SLE@mzgroup.us